     Exhibit 10.12

SWAP TRANSACTION CONFIRMATION

[WACHOVIA]

Date:	December 06, 2004
To:	Gold Bank ("Counter party")
Address.	11301 Nall Avenue
Leawood KS 66211 USA
Fax:	913-451-8004
Attention:	Randy Wooten
From:	Wachovia Bank, N.A. ("Wachovia")
Ref. No:	1030668
CC:	Chatham Financial
Address:	576 Rosedale Road
Suite 10
Kennett Square, PA
19348 USA
Fax;	610-925-3125
Attention:	Sam Weller

Dear Randy Wooten:

This confirms the terms of the Transaction described below between Counterparty and Wachovia. The definitions and provisions contained in the 2000 ISDA Definitions, as published by the international Swaps and Derivatives Association. Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement between Wachovia and Counterparty as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement (the "Master Agreement") in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form"), with such modifications as the parties will agree in good faith. Upon the execution by the parties of the Master Agreement, this Confirmation will supplement, form a part of, and be subject to the Master Agreement, and all provisions contained or incorporated by reference in the Master Agreement will govern this Confirmation except as expressly modified below. Until the parties execute and deliver the Master Agreement, this Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if the parties had executed an agreement in such form, but without any Schedule except for the election of New York law (without regard to conflicts of law principles) as the governing law and U.S. Dollars as the Termination Currency. Neither party is acting as the other party's financial advisor for this Transaction nor is it relying on the other party for any evaluation of the present or future results, consequences, risks, and benefits of this transaction, whether financial, accounting, tax, legal, or otherwise.

1. The terms of the particular Transaction to which the Confirmation relates arc as follows:

Transaction Type:	Interest Rate Swap
Currency for Payments:	U.S. Dollars
Notional Amount:	USD 60,000,000.00
Term:
Trade Date:	November 30,2004
Effective Date:	December 01, 2004

Termination Date:	December 01, 2010
Fixed Amounts:
Fixed Rate Payer:	Wachovia
Period Fund Dates:	Quarterly on the 1st of each March, June, September and December commencing March 01, 2005. through and including the Termination
Date; No Adjustment.
Payment Dates:	Quarterly on the lst of each March, June, September and December commencing March 01, 2005, through and including the Termination
Date
Business Day Convention:	Following.
Business Day:	New York
Fixed Rate:	7.00%
Fixed Rate Day
Count Fraction:	Actual/360

Floating Amounts:
Floating Rate Payer:	Counterparty
Period End Dates:	Quarterly on the 1st of each March, June, September and December commencing March 01, 2005, through and including the Termination
Date: No Adjustment.
Payment Dates:	Quarterly on the 1st of each March, June. September and December commencing March 01, 2005, through and including the Termination
Date
Business Day Convention:	Following
Business Day:	New York
Floating Rate Option:	USA-PRIME-H151
Rate Cut-Off Date:	1 Business day prior to Period End Date
Spread:	None
Floating Rate Day
Count Fraction:	Actual/360
Reset Dates;	Each New York Banking Day in each Calculation Period
Method of Averaging:	Weighted Average
Compounding:	Inapplicable
Rounding convention:	5 decimal places per the ISDA Definitions.

Additional. Termination Event

(a) The following event shall constitute an "Additional Termination Event" for this Transaction under the ISDA Master Agreement referred to herein: a Credit Support Annex to the ISDA Master Agreement referred to herein fails to be executed and delivered by Counterparty and Wachovia by:

January 03, 2005

(b) If that Additional Termination Event occurs and is continuing, either party may give written notice to the other parry designating a New York Business Day not earlier than (nor more than 20 days after) the day such notice is given as the "Early Termination Date" for this Transaction. Upon the giving of that notice all obligations under this Transaction will terminate and be replaced by an obligation of one parry to make a payment to the other parry under Section 6(e) of the ISDA Master Agreement referred to herein. The amount of, and the party obligated to make, such payment shall be determined by Wachovia in accordance with the provisions of such Section 6(e). For that purpose this Transaction shall be a "Terminated Transaction", the Counterparty shall be the "Affected Party" and the "Second Method" and "Market Quotation" shall apply. Such payment will be due on the New York Business Day following the Early Termination Date by the party obligated to pay that amount under Section 6(e) of the ISDA Master Agreement refereed to herein.

The following event shall constitute a "Termination Event" for this Transaction: before the opening of business on January 03, 2005, the Counterparty fails to execute and deliver to Wachovia an ISDA Master Agreement (including a Schedule thereto) in form and substance acceptable to Wachovia in its sole discretion.

If this Termination Event occurs, Wachovia may give written notice (including by facsimile transmission) to the

Counterparty designating a New York Business day not earlier than (nor more than 20 days after) the day such notice is given as the "Early Termination Date" for this Transaction. Upon that designation, all obligations under this Transaction will terminate and be replaced by an obligation of one party hereto to make a payment to the other party hereto as compensation for the termination of this Transaction ("Termination Payment"). The amount of, and the party obligated to make the Termination Payment shall be determined by Wachovia in accordance with the provisions of Section 6(e) of the 1992 ISDA Master Agreement ("ISDA Master"), which provisions, together with related definitions and ancillary provisions, are hereby incorporated by reference (mutatis mutandis) from the Local Currency–Single Jurisdiction version of the ISDA Master Agreement For purposes of the foregoing, (i) the "Second Method" and "Market Quotation" apply, (ii) this Transaction will be deemed a "Terminated Transaction", and (iii) the Counterparty will be deemed the "Affected Party", as such terms are used in the ISDA Master Agreement.

The Termination Payment will be due on the New York Business Day following the Early Termination Date, together with interest thereon (payable on demand and computed on a 360–day year basis for actual days elapsed) at a rate per annum equal to 2% plus the daily average Bank Prime Loan rate in effect for each day the Termination Payment remains unpaid as published in N.Y. Federal Reserve Statistical Release H.15(519) for each such day.

2. The additional provisions of this Confirmation are as follows:

Calculation Agent:	Wachovia
Payment Instructions:	Wachovia Bank, N.A
CIB Group, ABA 053000219
Ref: Derivative Desk (Trade No: 1030668)
Account #: 04659360006116
Wachovia Contacts:	Settlement and/or Rate Resets:
1-800-249-3865
1-704-383-8429

Documentation:
Tel: (704) 383-4599
Fax: (704) 383-9139

Collateral:
Tel: (704) 383-9529
Please quote transaction reference number.
Payments to Counterparty	Gold Bank
ABA 101102315
Account number: 13400/4000100
For Account of:
F/F/C:

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Very truly yours,
Wachovia Bank, N.A.

By:          /s/ Mark P. Silke
Name:     MARK P. SILKE
Title:       Associate

Ref. No. 1030668

Accepted and Confirmed as of date
first written above:

Gold Bank

By:    /s/ Rick Tremblay
Name:     Rick Tremblay
Title:       Exec. V.P. - CF